EXHIBIT 23.3

                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in this Registration Statement of Fred Meyer, Inc. on Form S-3 of our report dated March 21, 1997 appearing in the Annual Report on Form 10-K/A, dated July 23, 1997 of Quality Food Centers, Inc. ("QFC"), for the year ended December 28, 1996 and to the references to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                             DELOITTE & TOUCHE LLP
Seattle, Washington
January 16, 1998